Exhibit 99.1

THE HOWARD HUGHES CORPORATION® SIGNS PRESIDENT GRANT HERLITZ TO 10-YEAR EMPLOYMENT AGREEMENT

HHC has Finalized Long Term Agreements with both CEO and President

DALLAS, TX (October 5th, 2017) - The Howard Hughes Corporation® (NYSE: HHC) announced today that it has entered into a new employment agreement with President, Grant Herlitz, for a term of ten years through 2027.  In addition, Mr. Herlitz completed the acquisition of 87,951 warrants with a strike price of $117.01 and a term of six years at fair market value by making a payment of $2.0 million to the company.  The warrant cannot be sold or hedged for five years except in the event of a change in control, termination without cause or the separation of the executive from the company for good reason.  Mr. Herlitz’s agreement follows the recent announcement that the company finalized a 10-year employment agreement with Chief Executive Officer, David R. Weinreb.  As part of that agreement, Mr. Weinreb invested an additional $50 million into the company in the form of warrants.

“I am very pleased for our shareholders that Grant has agreed to continue as President of the company for the next ten years. Having been my business partner and most trusted advisor for nearly two decades, Grant is the consummate partner and leader and has played an invaluable role in creating shareholder value.” said David R. Weinreb, the company’s Chief Executive Officer. “In addition to his leadership and operational skills, Grant embodies the HHC spirit with his passion for our company and people as well as in the example he sets for excellence in everything he does.”  Since the time Mr. Weinreb and Mr. Herlitz have taken the company public and served as CEO and President, The Howard Hughes Corporation® has delivered a total shareholder return of 213.0% versus 117.8% for the S&P 500.

“I am proud of our accomplishments over the last seven years in transforming HHC into one of the leading real estate companies in the country,” said Mr. Herlitz. “While our growth has been extraordinary since inception, we have only begun to achieve our potential.  I am inspired by the opportunities that lie ahead in unlocking the immense value inherent within our unique portfolio.”

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our properties include master planned communities, operating properties, development opportunities and other unique assets spanning 14 states from New York to Hawai‘i. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC with major offices in New York, Columbia, MD, Dallas, Houston, Las Vegas and Honolulu. For additional information about HHC, visit www.howardhughes.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, intentions and expectations are forward-looking statements.  Statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, factors discussed in our public filings, including the risk factors included in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016.  Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof.  Additionally, past performance is not indicative of future results.

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For Investor Relations

David O’Reilly

Chief Financial Officer

The Howard Hughes Corporation

david.o’reilly@howardhughes.com

214-741-7744